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                                                                    Exhibit 10.3

                                     USTRUST

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

Borrower:      Student Advantage, Inc.

Address:       280 Summer Street
               Boston, Massachusetts 02110
               Attention:  Raymond Sozzi

Date:          March 31, 1999

     THIS LOAN AGREEMENT (together with all Schedules and other attachments hereto, each of which is hereby incorporated by reference, the "Agreement") is entered into as of the above date between USTRUST (the "Bank") whose address is 30 Court Street, Boston, Massachusetts 02108, and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. LOANS

     1.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions contained in this Agreement, the Bank agrees to make loans (the "Revolving Credit Loans") to the Borrower from time to time from the date hereof to and including June 30, 2000 (the "Termination Date") in amounts up to the aggregate amount at any time outstanding (the "Credit Limit") of $2,500,000 (the "Revolving Credit Facility"), as shown on the Additional Terms Schedule to this Agreement (the "Schedule"). The Revolving Credit Loans shall be evidenced by a Revolving Credit
Note in the from of EXHIBIT A hereto. If at any time the total of all outstanding Revolving Credit Loans and all other Obligations (other than Obligations in respect of the Equipment Loans) exceeds the Credit Limit, the Borrower shall immediately pay the amount of the excess to the Bank, without notice or demand by the Bank.

          1.1.1 PROCEDURES UNDER REVOLVING CREDIT FACILITY. Borrower may request advances of Revolving Credit Loans from time to time in such manner as is acceptable to Bank (each such request, a "Revolving Loan Notice"); provided, however, that the initial advance of a Revolving Credit Loan shall be made upon the execution and delivery of this Agreement in an amount sufficient to pay the outstanding principal of and interest on any obligations outstanding under the Loan Agreement between Student Advantage, LLC, a wholly owned subsidiary of the
Borrower, and the Bank dated as of April   , 1998. An advance of a Revolving
Credit Loan shall be deemed made upon the transfer of the proceeds of such loan or advance in accordance with Borrower's instructions, or upon the charging of the amount of such loan or advance to the Loan Account (as such term is hereinafter defined).

A request by Borrower for any Revolving Credit Loan shall constitute certification by Borrower that as of the date of such request: (d) there has been no material adverse change in the Borrower's

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financial condition from the most recent financial information furnished to Bank pursuant to this Agreement, (e) the Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement, (f) each representation which is made herein or in any of the documents or instruments delivered in connection with this Agreement is then true and complete as of and as if made on the date of such request; and (g) no event has occurred and is continuing which constitutes, or with notice or the expiration of any grace period would constitute, an event of default under this Agreement.

          1.1.2 THE LOAN ACCOUNT (a) An account for the Revolving Credit Facility ("Loan Account") shall be opened on the books of the Bank, in which Loan Account a record may be kept of all loans made by the Bank to Borrower under or pursuant to this Agreement and of all payments thereon.

          (b) The Bank may also keep a record (either in the Loan Account or elsewhere, as the Bank may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Bank on account of the Obligations and of all credits against such amounts so owed.

          (c) All credits against the Obligations shall be conditional upon final payment to the Bank of the items giving rise to such credits. The amount of any item credited against the Obligations which is charged back against the Bank for any reason or is not so paid shall be an Obligation and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

          (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand, except for expenses incurred by Bank to third party vendors, which are payable after thirty (30) days prior notice to Borrower. In the determination of the Credit Limit, the Bank may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit Facility whether or not such amounts are then due and payable.

          (e) The Bank, without the request of Borrower, may advance under the Revolving Credit Facility any interest, fee, service charge, or other payment to which the Bank is entitled from Borrower pursuant thereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in the Credit Limit being exceeded. Any amount which is added to the principal balance of the Loan Account as provided in this subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

          (f) Any statement rendered by the Bank to Borrower concerning the Obligations shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless Borrower provides the Bank with written objection thereto within ninety (90) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Bank's books and records concerning the credit arrangements contemplated herein and the Obligations shall be prima facie evidence and proof of the items described therein.

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          1.1.3 INTEREST ON REVOLVING CREDIT LOANS. The unpaid principal balance of the Loan Account shall bear interest, until repaid, at the rate elected by Borrower pursuant to Section 1.4 of this Agreement.

     1.2 EQUIPMENT LOANS. Subject to the terms and conditions contained in this Agreement, the Borrower may borrow, and the Bank may lend, from time to time from and after the date hereof to and including the Maturity Date, an aggregate amount not to exceed $250,000 for the purchase of equipment (the "Equipment Loans"). Equipment Loans will be evidenced by an Equipment Note in the form of EXHIBIT B hereto, and advances under the Equipment Note will be made from time to time in increments with an advance rate of eighty percent (80%) of the invoice amount (excluding taxes, shipping, warranty charges, freight discounts and installation expense) of each item of equipment purchased with proceeds of the Equipment Loans.

          1.2.1 PROCEDURES FOR MAKING TERM LOANS. Borrower may request the advance of an Equipment Loan hereunder by delivering a notice to Bank (the "Equipment Loan Notice") setting forth (a) the amount of the request and including such additional documentation, including invoices for the equipment to be acquired with the proceeds of such advance, as the Bank reasonably may require, and (b) the rate of interest applicable to such Equipment Loan elected by Borrower pursuant to Section 1.4 of this Agreement. Each request by Borrower for any Equipment Loan shall constitute certification by Borrower that as of the date of such request: (c) there has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished to Bank pursuant to this Agreement, (d) the Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement,
(e) each representation which is made herein or in any of the documents or instruments delivered in connection with this Agreement is then true and complete as of and as if made on the date of such request; and (f) no event has occurred and is continuing which constitutes, or with notice or the expiration of any grace period would constitute, an event of default under this Agreement.

          1.2.2 PRINCIPAL ON THE EQUIPMENT NOTE. Each advance of an Equipment Loan shall be treated as a term loan, the outstanding principal balance of which shall be paid in thirty six (36) consecutive monthly installments based upon a straight line three year amortization schedule; provided, however, that Borrower shall have the right at its election to repay the outstanding amount of the Equipment Loans, as a whole or in part, at any time.

          1.2.3 INTEREST ON THE EQUIPMENT NOTE. The Equipment Loans shall bear interest on the outstanding principal balance thereof at the rate elected by Borrower pursuant to Section 1.4 hereof.

     1.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

          1.3.1 "Interest Period" means with respect to each LIBOR Loan, the period commencing on the date of the making of such LIBOR Loan and ending 30, 60, or 90 days thereafter depending upon the duration of the LIBOR Loan selected by the Borrower pursuant to this Agreement, and with respect to each Base Loan (as such term is defined in Section 1.4.1(a)), the

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period commencing on the date of the making of such Base Loan and ending on that date on which the Base Loan is converted to a LIBOR Loan or earlier paid.

          1.3.2 "LIBOR Rate" means that rate of interest (rounded upwards if necessary to the next 100th of one percent) determined by Bank to be the prevailing rate per annum at which deposits in United States dollars for a 30, 60 or 90 day period are offered to the Bank by first class banks in the London Interbank Market in which the Bank regularly participates at a time reasonably contemporaneous to the giving of a LIBOR Revolving Loan Notice, not less than three (3) business days before the first day of the Interest Period of the LIBOR Loan referenced in such notice, of a deposit approximately in the amount of the subject LIBOR Loan for a period of time approximately equal to such Interest Period.

          1.3.3 "LIBOR Breakage Costs" means the product of (a) the amount of the LIBOR Loan which is pre-paid or failed by be borrowed times (b) the difference between the existing effective LIBOR Rate on said LIBOR Loan and the rate at which the Bank reasonably determines that such amounts can be placed in the London Interbank Market or in United States Government Securities (whichever rate is higher) for the remainder of the Interest Period, times (c) the number of days until the expiration of the Interest Period divided by 360.

          1.3.4 "Loans" means, collectively, Revolving Credit Loans and Equipment Loans.

     1.4 INTEREST ON THE LOANS. Interest on the Loans shall be charged at the rates elected by Borrower in accordance with the procedures set forth in this Section.

          1.4.1 REVOLVING LOAN NOTICE AND EQUIPMENT LOAN NOTICE; ELECTION OF INTEREST RATE

          (a) Upon the delivery of any Revolving Loan Notice or Equipment Loan Notice, Borrower shall elect the interest rate for the applicable Loan. In the case of a Revolving Credit Loan (i) in an amount less than $500,000, the interest rate shall be the Base Lending Rate (any such Revolving Credit Loan, a "Base Loan") and (ii) in an amount equal to or in excess of $500,000, the interest rate shall be either, at the election of Borrower, the Applicable LIBOR Rate, as such term is defined in the Schedule (each Revolving Credit Loan with respect to which Borrower has elected the Applicable LIBOR Rate, a "LIBOR Loan"), or the Base Lending Rate. In the case of an Equipment Loan, the interest rate shall be either, at the election of Borrower, the Base Lending Rate or the Applicable Treasury Yield Rate, as such term is defined in the Schedule.

          (b) With respect to each LIBOR Loan, the Revolving Loan Notice (which notice will be irrevocable) shall be sent by telex, telegraph or telephone received no later than 12:00 noon Eastern Standard Time on the business day which is three business days before the date the requested LIBOR Loan is to be made (a "LIBOR Revolving Loan Notice "). Each such LIBOR Revolving Loan Notice shall be immediately followed by a written confirmation thereof by Borrower in such form as reasonably required by Bank; PROVIDED that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error. Borrower shall not have more than three (3) LIBOR

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Loans outstanding at any one time. No LIBOR Revolving Loan Notice will be honored by the Bank after demand for payment by the Bank or occurrence of a Default under this Agreement. In the event that Borrower does not notify the Bank at least three (3) business days before the end of the applicable Interest Period of its election to renew any LIBOR Loan, any such LIBOR Loan shall automatically be converted to a Base Loan at the end of the applicable Interest Period.

          (c) In the event, that prior to the commencement of any Interest Period relating to any LIBOR Loan, the Bank determines that adequate and reasonable methods do not exist for the Bank to ascertain the Applicable LIBOR Rate that would determine the rate of interest to be applicable to the LIBOR Loans during any Interest Period, the Bank shall promptly give notice of such determination to Borrower. In such event (i) any pending LIBOR Revolving Loan Notice shall be automatically withdrawn and shall be deemed a request for a Base Loan, (ii) the portion of the Loans which are LIBOR Loans will automatically, on the last day of the then current Interest Periods thereof, become Base Loans, and (iii) the obligation of the Bank to convert all or any portion of the Loans to LIBOR Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist.

          (d) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive, or the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain LIBOR Loans, the Bank shall forthwith give notice of such circumstances to Borrowers and thereupon (i) the commitment of the Bank to convert all or any portion of any Loans made under this Agreement from a Base Loan to a LIBOR Loan shall forthwith be suspended, and (ii) any LIBOR Loan then outstanding shall be converted automatically to a Base Loan on the last day of the Interest Period applicable to such LIBOR Loan or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay to the Bank upon demand, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this Section, including any interest or fees payable by the Bank to banks for funds obtained by the Bank in order to make or maintain LIBOR Loans hereunder.

          (e) The Borrower shall indemnify the Bank and hold the Bank harmless from and against any loss, cost or expense that the Bank may sustain or incur as a consequence or (i) default by the Borrowers in payment of the principal amount of or any interest on a LIBOR Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to banks for funds obtained by the Bank in order to offer or maintain a LIBOR Loan, (ii) default by the Borrowers in making a conversion to a LIBOR Loan after the Borrowers have given a LIBOR Revolving Loan Notice, and (iii) the making of any payment of any Loan (whether voluntarily or after acceleration and demand by the Bank pursuant to its rights hereunder) when it is a LIBOR Loan or the making of any conversion of any such LIBOR Loan to a Base Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such indemnified costs and expenses shall include without limitation, interest and fees payable by the Bank to banks for funds obtained by the Bank in order to maintain any such LIBOR Loan, and all LIBOR Breakage Costs.

          (f) Subject to the terms and conditions hereof, the Bank shall make each LIBOR Loan on the effective date specified therefor by crediting the amount of such Loan to the

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Borrowers' demand deposit account with the Bank.

2.   GRANT OF SECURITY INTEREST.

     2.1 OBLIGATIONS. The term "Obligations" means the obligation to pay all Loans and all interest and penalty amounts thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations (including without limitation obligations to the Bank with respect to any letters of credit issued by the Bank on behalf of the Borrower and any overdrafts or overadvances which at any time may be received by the Borrower), guarantees, covenants, agreements, warranties and representations of the Borrower to the Bank, whether joint or several, monetary or non-monetary, created pursuant to this Agreement or any other agreement between Borrower and Bank dated as of the date of this Agreement. The Bank may, in its discretion, require that Borrower pay monetary Obligations in cash to the Bank, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

     2.2 COLLATERAL. To secure the Borrower's prompt, punctual, and faithful payment and performance of all and each of the Obligations to the Bank, Borrower hereby pledges, assigns and grants to the Bank a continuing security interest in the following assets and property, and each item thereof, whether now or hereafter arising, owned or acquired by Borrower, due or to become due at any time in the future, or in which Borrower has an interest or obtains an interest, wherever such assets and property are located, together with all substitutions for and replacements of, additions and accessions to, and products and proceeds (of every kind and nature, cash and non-cash, including, without limitation, insurance proceeds and each type of property described below) of, any of the following (all of which together with any other property in which the Bank may in the future be granted a security interest to secure the Obligations, collectively are referred to as the "Collateral"):

          (a) all accounts, accounts receivable, notes, drafts, acceptances and other forms of obligations and receivables and rights to payment for credit extended, or for goods sold or leased, or for services rendered, whether or not yet earned by performance, and all other debts, liabilities and obligations in whatever form, owing to Borrower, however arising or created, including without limitation, all "accounts" as defined in the Uniform Commercial Code of Massachusetts (the "UCC") and all rights of Borrower to draw under letters of credit; and all rights of Borrower in and to the Inventory which gave rise to any Account, and all liens, guaranties and security granted to or held by Borrower with respect to an Account or other obligations owing to Borrower;

          (b) all inventory, including, without limitation, all Inventory in transit, all returned, rejected, or repossessed Inventory, and all Inventory detained from or rejected for entry into the United States, and all documents of title whether negotiable or non-negotiable) representing any of the foregoing;

          (c) all contract rights, including without limitation, all "contract rights" as formerly defined in the UCC, and any right to payment under a contract not yet earned by performance and not evidenced by an instrument or chattel paper;

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          (d) all general intangibles, including without limitation, all goodwill, customer lists, judgments, licenses, permits, trade names, trademarks, patents, patent applications, copyrights, blueprints, drawings, designs, papers, rights to performance, proprietary processes, developmental ideas and concepts, and proprietary information and matter of any kind and nature, and all "general intangibles" as defined in the UCC;

          (e) all equipment, including without limitation, all "equipment" as defined in the UCC and all motor vehicles, rolling stock, machinery, furniture, office equipment, plant equipment, tools, dies, molds and all other goods, property and assets used or acquired for use in the operation or furtherance of Borrower's business;

          (f) all goods, as defined in the UCC;

          (g) all chattel paper and instruments (whether negotiable or non-negotiable, and regardless of their being attached to chattel paper), documents of title, documents, policies and certificates of insurance, securities, deposits, deposit accounts, money, cash and other property;

          (h) all fixtures;

          (i) all liens, guarantees, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

          (j) all federal, state, and local tax refunds and/or abatements to which Borrower is, or becomes, entitled, no matter how or when arising, including but not limited to, any loss carryback tax refunds;

          (k) all insurance proceeds, refunds, and premium rebates, whether arising out of insurance relating to any of the foregoing or otherwise;

          (l) all books, records and information relating to any of the Collateral and/or the operation of Borrower's business, including without limitation all electronically recorded information and all rights of access to such books, records and information, and all property in which such books, records and information are stored, recorded or maintained; and

          (m) all trade secrets, computer programs, customer lists, assignments of patents and patents pending, developmental ideas and concepts, and all papers, drawings, blueprints, sketches, and documents relating to all of the foregoing and/or relating to the operation of Borrower's business and/or the Collateral.

The within grant of security interests is in addition to, and supplemental of, any security interest previously granted by Borrower to the Bank and shall continue in full force and effect applicable to all Obligations and to any and all future advances made by the Bank to or on behalf of Borrower until this Agreement is specifically terminated in writing by a duly authorized officer of the Bank.

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     2.3 PERFECTION OF SECURITY INTEREST. Contemporaneous with the execution of this Agreement, Borrower shall execute and deliver all such instruments as may be required by the Bank to perfect the security interests granted herein, including without limitation, (a) financing statements in such form to be filed in accordance with the provisions of the Uniform Commercial Code in such state or states as the Bank may determine, and (b) applications for notation of the Bank as lien-holder, mortgagee, or the like, on such certificates or similar instruments as may have been issued with respect to Borrower's ownership of any of the Collateral. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

     2.4 OTHER SECURITY. The Obligations shall be secured by such other assignments, guaranties and other instruments (if any) as may be described in the Schedule.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     The Borrower represents and warrants (except as modified in the attached Disclosure Schedule, which modifications shall indicate each Section of this Agreement to which such modifications relate) to the Bank as follows, and the Borrower covenants that the following representations will continue to be true, and that the Borrower will comply with all of the following covenants:

     3.1 CORPORATE EXISTENCE AND AUTHORITY. The Borrower is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. The Borrower is and will continue to be qualified and licensed to do business in all other jurisdictions in which it is required by applicable law to do so, except where failure to be so qualified will not have a material adverse affect on the business or assets of the Borrower. This Agreement, the Revolving Credit Note, the Equipment Note, the Security Agreement and all other documents contemplated hereby (collectively, this Agreement and such other documents being referred to as the "Loan Documentation") constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity), and the execution, delivery and performance by the Borrower of the same have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, do not violate the Articles of Incorporation or By-laws of the Borrower, and do not violate any law or any provision of, and are not grounds for acceleration under, any material agreement or instrument which is binding upon the Borrower. The Borrower has no subsidiaries or affiliates, except as listed on the Schedule.

     3.2 NAME; TRADE NAMES AND STYLES. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on the Disclosure Schedule hereto are all prior names of the Borrower and all of Borrower's present and prior trade names. The Borrower will give the Bank 15 days prior written notice before changing its name or doing business under any other name. The Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

         3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is the Borrower's chief executive office. In addition, the Borrower has places of business, and substantially all of the Collateral is located, only at the locations set forth on the Schedule to this Agreement. The Borrower will give the

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Bank at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

     3.4 TITLE TO COLLATERAL; PERMITTED LIENS. The Borrower is now and will at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by the Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims (other than security interests being terminated substantially concurrently with this Agreement), except for the following "Permitted Liens": (i) purchase money security interests in specific items of equipment purchased without violation of this Agreement; (ii) leases of specific items of equipment; (iii) liens for taxes not yet payable or contested in good faith for which adequate reserves have been established; (iv) additional security interests and liens consented to in writing by the Bank in its sole discretion; (v) and security interests listed on the Schedule as being "Permitted Liens", but not any extensions or renewals of such security interests with respect to the extension or renewal of any underlying obligation of the Borrower. The Bank will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on the Bank's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of the Bank, and agree to such terms as may be provided in such intercreditor agreement (including with respect to the giving of written notice to the Bank of any default and foregoing the right to take action for at least 180 days prior to taking any action to enforce its subordinate security interest) and that the Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. The Bank now has, and will continue to have, a perfected and enforceable first priority security interest in all of the Collateral, subject only to the Permitted Liens, and the Borrower will at all times defend the Bank and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. None of the Collateral now is or will be a motor vehicle.

     3.5 INDEBTEDNESS AND INVESTMENTS, ETC. The Disclosure Schedule correctly describes, as of the date or dates indicated therein, (a) all outstanding indebtedness of the Borrower and its subsidiaries, if any, in respect of borrowed money, capital leases and the deferred purchase price of property; (b) all outstanding investments, loans and advances of the Borrower and its subsidiaries, if any; and (c) all existing guarantees by the Borrower and any subsidiaries.

     3.6 MAINTENANCE OF COLLATERAL. The Borrower will maintain the Collateral in good working condition (normal wear and tear excepted), and the Borrower will not use the Collateral for any unlawful purpose. The Borrower will immediately advise the Bank in writing of any material loss or damage to the Collateral.

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     3.7 BOOKS AND RECORDS. The Borrower has maintained and will maintain at the
Borrower's Address complete and accurate books and records, including an accounting system in accordance with generally accepted accounting principles.

     3.8 FINANCIAL CONDITION AND STATEMENTS. The financial statements identified on the Disclosure Schedule and delivered to the Bank have been, and the financial statements that hereafter will be delivered to the Bank pursuant to the terms of this Agreement will be, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods (with the exceptions described in the proviso at the end of this sentence), showing the financial condition of the Borrower and its subsidiaries at the close of such period and the results of operations during such period, and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated; provided, however, that financial statements for interim periods shall not include footnotes and shall be subject to year end adjustments, none of which will be material. Since the last date covered by any such statement, there has been no material adverse change in the condition (financial or otherwise), properties or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Bank: (i) within 10 days after the end of each month, a receivables aging report, containing such information respecting the Borrower's receivables as the Bank may require; (ii) within 20 days after the end of each quarter, a quarterly financial statement in such form as the Bank may from time to time reasonably request, prepared by the Borrower, and a Compliance Certificate in such form as the Bank shall reasonably specify, signed by the President or a Vice President of the Borrower, certifying that throughout such quarter the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as the Bank shall reasonably request; (iii) within 90 days following the end of the Borrower's fiscal year, an original signed counterpart of the Borrower's annual financial statements, which statements shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants, such statements to include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in net worth, and cash flows, (iv) forthwith upon any executive officer of the Borrower obtaining knowledge of any condition or event which constitutes an Event of Default (as defined below) or which, after notice or expiration of any grace period or both, would constitute an Event of Default, a certificate signed by such officer specifying in reasonable detail the nature and period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto; and (vi) such other written reports as may be specified on the Disclosure Schedule or as the Bank shall from time to time reasonably specify.

     3.9 TAX RETURNS AND PAYMENT; PENSION CONTRIBUTIONS. (a) The Borrower (and any predecessor entity has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and the Borrower (and any predecessor entity) has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower, may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies the Bank in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral prior to the lien of the Bank. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower.

     (b) Except as disclosed in the Disclosure Schedule, the Borrower does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, and no reportable event has occurred and is continuing with respect to any such plan. The Borrower has paid, and shall continue to pay, all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans, in accordance with their terms, and the Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     3.10 COMPLIANCE WITH LAW. The Borrower has complied, and will comply, in all respects, with all provisions of all foreign, federal, state and local laws and regulations, including without limitation those relating to the Borrower's ownership or use of real, personal or intangible property, the import or export of raw materials or other inventory used in the business of the Borrower, the conduct of the Borrower's business, and environmental matters, except where failure to so comply would not have a material adverse effect on the business or prospects of Borrower.

     3.11 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to the best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which is reasonably likely to result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform the Bank in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $25,000.

     3.12 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes and subject to such additional conditions, if any, as may be provided for in the Schedule.

     3.13 ENVIRONMENTAL PROTECTION. The Borrower has taken no action and is not aware of any fact, act or condition which could cause it to be liable for any violation of or claims or damages under any Environmental Laws (as defined below), and is in compliance with all such laws. The Borrower has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to any real property that the Borrower owns, leases or otherwise occupies or uses (the "Premises") and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Borrower has not caused or allowed a release, or a threat of release, of any Hazardous Substance on to, at or near the Premises, and, to the best of the Borrower's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001, ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, ET SEQ. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

     3.14 OWNERSHIP. The Disclosure Schedule correctly sets forth as of the date of this Agreement the name of, and the number of shares held by, each shareholder of Borrower. The Borrower is not obligated in any manner to issue any additional shares of its capital stock, or options, warrants, or other rights exercisable for or convertible into shares of its capital stock, except as disclosed in the Disclosure Schedule.

     3.15 FULL DISCLOSURE. The Borrower does not know of any fact which it has not disclosed in writing to the Bank regarding the transactions contemplated by the Loan Documentation which reasonably could be expected to materially and adversely affect the business, operations or properties of the Borrower or any subsidiary of the Borrower, or the business or financial condition or prospects of the Borrower or any such subsidiary or the ability of the Borrower or any such subsidiary to perform and fully discharge its obligations under the Loan Documentation.

4.   ADDITIONAL DUTIES OF THE BORROWER.

     4.1 FINANCIAL AND OTHER COVENANTS. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

     4.2 OVERADVANCE; PROCEEDS OF ACCOUNTS. If for any reason the outstanding balance of the Loan Account exceeds the Credit Limit, without limiting the Bank's other remedies, and whether or not the Bank declares an Event of Default, Borrower shall pay such excess on demand of Bank.

     4.3 INSURANCE. The Borrower shall at all times insure all of the tangible property Collateral and carry such other business insurance, with insurers reasonably acceptable to the Bank, in such form and amounts as the Bank may reasonably require but in any event such insurance shall provide no less than reasonable amounts of coverage given the Borrower's business. All such insurance polices shall (a) name the Bank as an additional insured and loss payee on an endorsement in form reasonably acceptable to the Bank; (b) provide that no action of the Borrower, or any employee, officer, tenant or subtenant shall void such coverage as to the Bank; and (c) provide that the Bank shall be notified of any proposed cancellation of such policy at least thirty days in advance of such proposed cancellation. Upon receipt of the proceeds of any such insurance, the Bank shall apply such proceeds in reduction of the Obligations as the Bank shall determine in its sole and absolute discretion. If the Borrower fails to provide, maintain or pay for any insurance, the Bank may, but it is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to the Bank copies of all reports made to insurance companies.

     4.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times during normal business hours, and upon one business day's notice, the Bank, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. The Bank shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but the Bank shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process, and as necessary to enforce its rights hereunder. The reasonable fees and other costs of any third party agents retained by the Bank in connection with any of the foregoing inspections shall be paid by the Borrower, and the Bank upon Borrower's failure to pay therefore upon written demand by Bank, may debit Borrower's deposit accounts with the Bank for such fees and other costs.

     4.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule hereto, the Borrower shall not, without the Bank's prior written consent, do any of the following: (i) merge or consolidate with another corporation; (ii) acquire any material assets outside the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iv) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business; (v) make any loans of any money or any other assets (other than loans or other advances to employees in an aggregate amount not to exceed $100,000 (vi) incur any debts (including under capital leases), other than current liabilities incurred in the ordinary course of business, other indebtedness, if any, permitted by the Schedule, and indebtedness to the Bank; (vii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends or make any other distributions of profits to the shareholders of the Borrower, except for dividends payable solely in equity of the Borrower; (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any equity interest in the Borrower; (x) make any change in the Borrower's capital structure which might have a material adverse effect on the Borrower or on the prospect of repayment of any of the Obligations; or (xi) dissolve or elect to liquidate or dissolve.

     4.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against the Bank with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to the Bank, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent the Bank may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     4.7 VERIFICATION. The Bank may, from time to time, following prior notification to Borrower, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or the Bank or such other name as the Bank may reasonably choose, provided that no prior notification to Borrower shall be required following demand for payment of the Obligations.

     4.8 EXECUTE ADDITIONAL DOCUMENTATION. The Borrower agrees, at its expense, on request by the Bank, to execute all documents in form reasonably satisfactory to the Bank, as the Bank may deem reasonably necessary or useful in order to perfect and maintain the Bank's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by the Loan Documentation.

     4.9 DEPOSITORY ACCOUNT. The Borrower will, and will cause any subsidiary to, maintain its principal depository accounts with the Bank.

5. TERM.

     5.1 GENERAL. The Obligations described in this Agreement shall be payable in accordance with the terms hereof and in accordance with the terms set forth in the Revolving Credit Note or Equipment Note.

     5.2 TERMINATION. This Agreement may be terminated, (i) by the Borrower, effective one business day after written notice of termination is given to the Bank, and upon payment in full of all Obligations (in any event, without premium or penalty), and other charges or fees, if any, then due to Bank under this Agreement or the other Loan Documentation; or (ii) by the Bank at any time after the occurrence of an Event of Default, without notice, effective immediately; or
(iii) the maturity date of the last advanced Equipment Loan (the first to occur of the events described in clauses (i), (ii), or (iii) of this paragraph, sometimes is referred to in this Agreement as the "Payment Date").

     5.3 PAYMENT OF OBLIGATIONS. On the Payment Date, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable; provided, however, that if the Payment Date is triggered by the occurrence of the Maturity Date, then Equipment Loans that have been converted to term loans in accordance with the provisions of this Agreement shall continue to be paid, in the absence of any Event of Default, in accordance with their terms. Notwithstanding any termination, this Agreement and the other Loan Documentation shall continue in full force and effect until all Obligations have been paid and performed in full; provided that the Bank may in its sole discretion refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of the Bank, nor shall any such termination relieve the Borrower of any Obligation to the Bank, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and so long as the Bank does not have a continuing obligation to make revolving credit loans hereunder, the Bank shall promptly deliver to the Borrower termination statements, requests for conveyances and such other documents as may be required to fully terminate any of the Bank's security interests.

6.   EVENTS OF DEFAULT AND REMEDIES.

     6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Bank immediate written notice thereof: (a) any warranty, representation, statement, report or certificate made or delivered to Bank by the Borrower or any of the Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect when made; or (b) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation, which by its nature cannot be cured; or (c) the Borrower shall fail to pay any other indebtedness exceeding, in the aggregate, $50,000, other than indebtedness subordinate in right of payment to any of the Obligations, as and when the same shall be due; or there shall occur, with respect to such other indebtedness, an event or circumstance that permits the obligee thereof to accelerate the same, whether or not such acceleration has taken place; or (d) the Borrower shall fail to pay or perform any other non-monetary Obligation which failure is not cured within 5 business days after receipt of notice by the Borrower from Bank; or (e) any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral not otherwise permitted hereunder which failure is not cured within 15 days after the occurrence of the same; or
(f) dissolution, termination of existence, insolvency or business failure of the Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (g) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; (h) revocation or termination of, or limitation of liability upon, any guaranty of the Obligations; or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (i) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations in violation of the terms of any agreement with the Bank; or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (j) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; (k) the Borrower shall default upon any of its obligations under, or breach, the Revolving Credit Note, the Equipment Note, the Security Agreement or any other agreement (whether now existing or hereafter arising) between the Bank and the Borrower; (l) the delivery of audited financial statements for the year ended December 31, 1998, discloses an adverse variance in excess of $350,000 from the management produced financial statements for the same period that were previously delivered to the Bank; or (m) the Borrower's contracts with AT&T and its affiliates are either cancelled or not renewed on terms substantially similar or better to the terms of the existing AT&T contracts.

     6.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, the Bank, at its option, and without further notice or demand of any kind (all of which, except as expressly provided herein, are hereby expressly waived by the Borrower), may do any one or more of the following: (a) cease making Loans or otherwise extending credit to the Borrower under this Agreement. or any other document or agreement; (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) upon ten (10) days' prior written notice, take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes the Bank without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as the Bank deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should the Bank seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that the Bank retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) require the Borrower to assemble any or all of the Collateral and make it available to the Bank at places designated by the Bank which are reasonably convenient to the Bank and the Borrower, and to remove the Collateral to such locations as the Bank may deem advisable; (e) require Borrower to deliver to the Bank, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary endorsements, within one day after the date received by the Borrower; (f) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, the Bank shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) sell, lease or otherwise dispose of any of the Collateral in its condition at the time the Bank obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. The Bank shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as the Bank deems reasonable, or on the Bank's premises, or elsewhere and the Collateral need not be located at the place of disposition. The Bank may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) demand payment of, and collect any accounts and general intangibles comprising Collateral and in connection therewith, the Borrower irrevocably authorizes the Bank to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof and in the Bank's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) offset against any sums in any of Borrower's general, special or other deposit accounts with the Bank; and
(j) demand and receive possession of any of the Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorney's fees, expenses, costs, liabilities and obligations incurred by the Bank with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of the Bank's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

     6.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. The Borrower and the Bank agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) notice of the sale is given to the Borrower at least seven days prior to the sale, and in the case of public sale, notice of the sale is published at least ten days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) notice of the sale describes the collateral in general, non-specific terms;
(iii) the sale is conducted at a place designated by the Bank, with or without the Collateral being present; (iv) the sale commences at any time between 8:00 am and 6:00 p.m.; (v) payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) with respect to any sale of any of the Collateral, the Bank may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. The Bank may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     6.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default, and without limiting the Bank's other rights and remedies, the Borrower grants to the Bank an irrevocable power of attorney coupled with an interest, authorizing and permitting the Bank (acting through any of its employees, attorneys or agents), and any time following the occurrence and during the continuance of any Event of Default, at the option of the Bank, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise: (a) execute on behalf of the Borrower any documents that the Bank may, in its sole and absolute discretion, deem advisable in order to perfect and maintain the Bank's security interest in the Collateral or in order to exercise a right of the Borrower or the Bank, or in order to fully consummate all the transactions contemplated under the Loan Documentation, and all other present and future agreements: (b) execute on behalf of the Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which the Bank has an interest: (c) execute on behalf of the Borrower, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim, or mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into the Bank's possession; (e) endorse all checks and other forms of remittances received by the Bank; (f) pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral or any judgement based thereon, or otherwise take any action to terminate or discharge the same; (g) grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith; (h) pay any sums required on account of the Borrower's taxes or to secure the release of any liens therefor, or both; (i) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) instruct any third party having custody or control of any books or records belonging to, or relating to the Borrower to give the Bank the same rights of access and other rights with respect thereto as the Bank has under this Agreement; and (k) take any action or pay any sum required of the Borrower pursuant to this Agreement and any other present or future agreements. The Bank shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorney's fees incurred by the Bank with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall the Bank's rights under the foregoing power of attorney or any of the Bank's other rights under this Agreement be deemed to indicate that the Bank is in control of the business, management or properties of the Borrower.

     6.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by the Bank as follows: first, to the costs, expenses, liabilities, obligations and attorney's fees incurred by the Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations, in such order as the Bank shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to the Bank for any deficiency. If the Bank, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, the Bank shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the Bank of the cash therefor.

     6.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, the Bank shall have all the other rights and remedies accorded a secured party under the Uniform Commercial Code as in effect from time to time in Massachusetts and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between the Bank and the Borrower (including without limitation the Note and the Security Agreement), and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by the Bank of one or more of its rights or remedies shall not be deemed an election, nor bar the Bank from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of the Bank to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

     7.   GENERAL PROVISIONS

     7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by certified mail return receipt requested, addressed to the Bank or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to the Bank, or at the expiration of three business days following the deposit thereof in the United States mail, with postage prepaid.

     7.2 SEVERABILITY. Should any provisions of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     7.3 INTEGRATION. This Agreement, the other Loan Documentation and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and the Bank and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTATION SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

     7.4 WAIVERS. The failure of the Bank at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and the Bank shall not waive or diminish any right of the Bank later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this

Agreement, the other Loan Documentation or any other agreement now or in the future executed by the Borrower and delivered to the Bank shall be deemed to have been waived by any act or knowledge of the Bank or its agents or employees, but only by a specific written waiver signed by an officer of the Bank and delivered to the Borrower. Except for notices expressly required by this Agreement or other Loan Documentation, the Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by the Bank on which the Borrower is or may in any way be liable, and notice of any action taken by the Bank, unless expressly required by this Agreement.

     7.5 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither the Bank, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing the Bank shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred, or suffered by the Borrower or any other party through the ordinary negligence of the Bank, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing the Bank.

     7.6 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of the Bank.

     7.7 TIME OF ESSENCE. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

     7.8 CONFLICT WITH OTHER LOAN DOCUMENTATION. If and to the extent the terms hereof conflict or otherwise are inconsistent with the terms of the Revolving Credit Note, Equipment Note, the Security Agreement or any of the other Loan documentation, the terms of this Agreement shall control.

     7.9 ATTORNEYS FEES AND COSTS. The Borrower shall reimburse the Bank for all reasonable attorney's fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by the Bank, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to any reasonable attorney's fees and costs the Bank incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with the amendment or waiver of or the enforcement of any rights or remedies under this Agreement and the documents relating hereto; enforce or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce the Bank's security interest in the Collateral; and otherwise represent the Bank in any litigation relating to the Borrower. If either the Bank or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorney's fees, including (but not limited to) reasonable attorney's fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgement. All attorney's fees and costs to which the Bank may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     7.10 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank, and any prohibited assignment shall be void; and provided further that the Bank will provide Borrower five days' prior notice of any assignment to a third party of the Loan Documentation and its rights thereunder. No consent by the Bank to any assignment shall release the Borrower from its liability for the Obligations.

     7.11 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against the Bank or the Borrower under any rule of construction or otherwise.

     7.12 MUTUAL WAIVER OF JURY TRIAL. The Borrower and the Bank each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between the Bank and the Borrower, or any conduct, acts or omissions of the Bank or the Borrower or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with the Bank or the Borrower, in all of the foregoing cases, whether sounding in contract or tort or otherwise.

     7.13 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of the Bank and the Borrower shall be governed by and in accordance with, the laws of the Commonwealth of Massachusetts. Any undefined term used in this Agreement that is defined in the Massachusetts Uniform Commercial Code shall have the meaning assigned to that term in the Massachusetts Uniform Commercial Code. As a material part of the consideration to the Bank to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at the Bank's option, be litigated in courts located within Massachusetts; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     EXECUTED as an agreement under seal as of the date first above written.

                              BORROWER:

                              STUDENT ADVANTAGE, INC.


                              By:    /s/ Christopher B. Andrews
                                 -----------------------------------------------
                              Name:  Christopher B. Andrews
                              Title: Vice President, Finance & Administration


                              USTRUST


                              By:    /s/ Frank Coccoluto
                                 -----------------------------------------------
                              Name:  Frank Coccoluto
                              Title: Vice President

--------------------------------------------------------------------------------
                                     USTRUST

                          ADDITIONAL TERMS SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


BORROWER:           Student Advantage, Inc.

ADDRESS:            280 Summer Street
                    Boston, Massachusetts 02110

DATE:               March 31, 1999

CREDIT LIMITS
(Section 1.1):

     Revolving Credit Loan in aggregate principal amount at any time outstanding not to exceed $2,500,000.

     Equipment Loans in an amount not to exceed $250,000.

INTEREST RATE
(Section 1):

(As applicable)

     "Applicable LIBOR Rate" means LIBOR, as defined in the Agreement, plus 200 basis points.

     "Applicable Treasury Yield Rate" means, at any time, the stated interest rate on two year treasury notes, then most recently auctioned by the Department of the United States Treasury, plus 200 basis points.

     "Base Lending Rate" means the rate of interest established from time to time by the Bank as its base lending rate, and may or may not be the lowest rate of interest charged by the Bank to any of its customers. Changes in the Base Lending Rate shall take effect on the date announced by the Bank unless otherwise specified in the announcement.

OTHER SECURITY
(Section 2.3)

None

PERMITTED LIENS
(Section 3:4):

     Mechanics', carriers' warehousemen', workmen's, repairmen's or other like statutory liens incurred in the ordinary course of business; provided that the obligations secured thereby are not past due or are being contested diligently and in good faith by appropriate proceedings.

USE OF PROCEEDS
(Section 3.12)

     Revolving Credit Loans: Working capital purposes

     Equipment Loans: Acquisition of equipment

FINANCIAL COVENANTS
(Section 4:1):

     Borrower shall comply with the following covenants, the status of which shall be reported to the Bank on a quarterly basis:

     (a) Borrower at all times shall maintain a minimum Net Worth of not less than $3,000,000.

     (b) Borrower at all times shall maintain minimum Adjusted Working Capital of not less than $3,000,000.

     4. DEFINITIONS:

     "Adjusted Working Capital" means, at any time, the difference between (a) Current Assets, and (b) Current Liabilities.

     "Current Assets" means, at any time, all assets of the Borrower and its subsidiaries, if any, which may be properly classified as current assets in accordance with generally accepted accounting principles on a consolidated basis for the Borrower and its subsidiaries.

     "Current Liabilities" means, at any time, all liabilities of the Borrower and its subsidiaries, if any, which may be properly classified as current liabilities in accordance with generally accepted accounting principles on a consolidated basis for the Borrower and its subsidiaries; provided, that Current Liabilities shall not be deemed to include deferred revenues/advances.

     "Net Worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however (i) any indebtedness owed to the Borrower by any officer, director or affiliate, and (ii) deferred revenues/advances.

OTHER COVENANTS
(Section 4:1):

Borrower shall at all times comply with all of the following additional covenants:

     BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship and accounts with the Bank.

NEGATIVE COVENANTS-EXCEPTIONS

     Borrower shall be permitted to redeem shares owned by any employee upon the separation of such employee's employment with the Company by death, disability or otherwise; provided, however, that at the time of and after giving effect to any such redemption, there has not occurred and will not occur and be continuing any Event of Default or event which, with notice or the expiration of any applicable grace period or both would become an Event of Default.